UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2023 (November 22, 2022)
MarketWise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39405	87-1767914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1125 N. Charles St.
Baltimore,	Maryland	21201
(Address of principal executive offices, including zip code)

(888) 261-2693
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MKTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed, on November 22, 2022, the Board of Directors (the “Board”) of MarketWise, Inc. (the “Company”) appointed Dr. Stephen Sjuggerud to serve as interim Chief Executive Officer (“Interim CEO”).
In connection with Dr. Sjuggerud’s appointment as Interim CEO, on December 27, 2022, the Compensation Committee of the Board presented an Offer Letter that Dr. Sjuggerud accepted (the “Interim CEO Offer Letter”) which sets forth certain compensation terms that supplement and/or supersede the compensation terms set forth in Dr. Sjuggerud’s Employment Agreement with the Company dated May 1, 2015 (the “Employment Agreement”) with respect to his service as Interim CEO. The Interim CEO Offer Letter provides that Dr. Sjuggerud will receive an annual base salary of $750,000 for his service as Interim CEO, with guaranteed minimum salary payments of $375,000 in the event of the termination by the Company without cause of his Interim CEO role prior to the six-month anniversary of his appointment and of $750,000 in the event of the termination by the Company without cause of his Interim CEO role upon or following the six-month anniversary but prior to the twelve-month anniversary of his appointment. In addition, the Offer Letter provides that Dr. Sjuggerud will be eligible to receive a discretionary bonus of up to $375,000 upon the six-month anniversary of his appointment as Interim CEO (or upon the termination of his Interim CEO role, if earlier) and, if the duration of his employment as Interim CEO exceeds 6 months, an additional discretionary bonus of up to $375,000 following the termination of his Interim CEO role. Except as set forth in the Interim CEO Offer letter, the Employment Agreement will remain in full force and effect during Dr. Sjuggerud’s service as Interim CEO and following the termination of such service.
The foregoing description of the Interim CEO Offer Letter and Employment Agreement are qualified in their entirety by the full text of such agreements, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1	Offer Letter, effective as of December 27, 2022, by and between MarketWise, Inc. and Dr. Stephen Sjuggerud.

10.2	Employment Agreement, effective as of May 1, 2015, by and between Stansberry & Associates Investment Research, LLC.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarketWise, Inc.

Date: January 3, 2023	By:	/s/ Gary Anderson
	Name:	Gary Anderson
	Title:	General Counsel and Corporate Secretary